Exhibit 99.1

GFI Group Inc. Announces Second Quarter 2013 Results; Declares Quarterly Cash Dividend

•                 GAAP Total Revenues: $242.3 Million; Non-GAAP Total Revenues: $241.1 Million

•                 GAAP Net Revenues: $198.4 Million; Non-GAAP Net Revenues: $197.3 Million

•                 Software, Analytics and Market Data revenues: $21.8 Million, up 6.5% year-over-year

•                 GAAP Net Income: $6.7 Million or $0.05 per Diluted Share

•                 Non-GAAP Net Income: $7.1 Million or $0.06 per Diluted Share

•                 Cash Earnings: $27.6 Million or $0.22 per Diluted Share

New York, July 25, 2013 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, and electronic execution and trading support products for global financial markets,  reported today its financial results for the second quarter ended June 30, 2013.

Highlights

•                  Non-GAAP net revenues increased 0.8% to $197.3 million in the second quarter of 2013, from $195.8 million in the second quarter of 2012.

•                  Brokerage revenues for the second quarter of 2013 declined 0.8% to $174.0 million, from $175.4 million in the second quarter of 2012.  Revenues from trading software, analytics and market data products for the second quarter of 2013 were $21.8 million, up 6.5% from $20.5 million in the second quarter of 2012.

•                  Compensation and employee benefits expense in the second quarter of 2013 was 68.2% of net revenues on a non-GAAP basis, as compared to 68.8% in the second quarter of 2012.

•                  Non-compensation expenses were 27.2% on a non-GAAP basis in the second quarter of 2013 compared with 28.9% in the second quarter of 2012.

•                  Net income for the second quarter of 2013 was $7.1 million, or $0.06 per diluted share, on a non-GAAP basis compared with $2.7 million or $0.02 per diluted share, in the second quarter of 2012.

•                  Cash earnings for the three month period ended June 30, 2013 were $27.6 million, or $0.22 per diluted share, compared with $22.8 million, or $0.19 per diluted share, for the same period in 2012.

•                  For the six months ended June 30, 2013, non-GAAP net revenues decreased 6.0% to $397.1 million, from $422.3 million in 2012.  Net income on a non-GAAP basis was $14.3 million, or $0.11 per diluted share, for the six months ended June 30, 2013, compared to $11.1 million, or $0.09 per diluted share, for the same period in 2012.

Colin Heffron, Chief Executive Officer commented: “GFI’s non-GAAP net revenues increased over the previous year for the first time since the fourth quarter of 2011 aided by heightened market volatility, strength in emerging markets and fixed income products, continued growth in non-brokerage revenues and increased activity on GFI’s hybrid-electronic trading platforms.  These growth areas offset weakness in equity and commodity product revenues.

“We remain focused on reducing GFI’s cost base and expect our cost initiatives to continue to improve GFI’s profitability in future periods.   We are on track to reach in excess of $60 million in total 2013 cost savings, as compared to 2011 expense levels.

“Last week we filed our application with the Commodities Futures Trading Commission (“CFTC”) to become a multi-asset Swap Execution Facility (“SEF”) under the CFTC’s recently announced SEF rules.  Our commitment to technology innovation and investment enabled us to be one of the first to file for SEF designation with the CFTC.

“GFI’s preliminary July 2013 total revenues are tracking down approximately 5% compared with July last year.

“GFI’s cash earnings were $0.22 per diluted share or approximately $28 million in the second quarter of 2013.  We are pleased to declare a quarterly cash dividend to GFI shareholders of $0.05 per share.”

GAAP Results

GAAP net revenues were $198.4 million in the second quarter of 2013, compared with $202.8 million in the second quarter of 2012.  GAAP net income was $6.7 million, or $0.05 per diluted share, in the second quarter of 2013, compared with $5.3 million, or $0.04 per diluted share, in the second quarter of 2012.  Compensation and employee benefits expense in the second quarter of 2013 was 67.8% on a GAAP basis, as compared with 66.9% in the second quarter of 2012.  Non-compensation expenses, on a GAAP basis, for the second quarter of 2013 were $56.2 million, or 28.3% of net revenues, compared with $59.5 million, or 29.4% of net revenues, in the second quarter of 2012.

Revenues

Net revenues were $197.3 million on a non-GAAP basis in the second quarter of 2013, as compared with $195.8 million in the second quarter of 2012.

Brokerage revenues were $174.0 million compared with $175.4 million in the second quarter of 2012.  Revenues from fixed income and financial products were up 10.6% and 13.4%, respectively, compared with the second quarter of 2012, while equity and commodity product revenues were down 15.1% and 14.8%, respectively, over the same period.  By geographic region, brokerage revenues for the second quarter of 2013 increased 2.2% in the Americas and 7.7% in Asia-Pacific, while decreasing 5.3% in Europe, Middle East and Africa, as compared with the same quarter of 2012.

Revenues from trading software, analytics and market data products for the second quarter of 2013 were $21.8 million, up 6.5% from $20.5 million in the second quarter of 2012.

Expenses

For the second quarter of 2013, non-GAAP compensation and employee benefits expense was $134.6 million compared with $134.7 million in the second quarter of 2012.  Compensation and employee benefits expense was 68.2% of net revenues on a non-GAAP basis in the second quarter of 2013, compared with 68.8% of net revenues in the second quarter of 2012.   Non-compensation expenses, on a non-GAAP basis, for the second quarter of 2013 were $53.6 million, or 27.2% of net revenues, compared with $56.6 million, or 28.9% of net revenues, in the second quarter of 2012.

Earnings

Non-GAAP net income for the second quarter of 2013 was $7.1 million, or $0.06 per diluted share, compared with $2.7 million, or $0.02 per diluted share, in the second quarter of 2012.

GFI’s effective non-GAAP tax rate for the first half of 2013 was 20.0% as compared to a full year rate of 11.9% for 2012.  The increase is primarily driven by a release of a tax liability in 2012, creating an unusually low rate for that year.

Six Month Results

GAAP net revenues were $399.9 million for the six months ended June 30, 2013, compared with $429.5 million for the same period 2012.   GAAP net income was $11.4 million, or $0.09 per diluted share, in the first half of 2013, compared with $10.1 million, or $0.08 per diluted share, in the prior year period.  Compensation and employee benefits expense in the first half of 2013 was 67.9% on a GAAP basis, in-line with the prior year results for the same period.  Non-compensation expenses, on a GAAP basis, for the six months ended June 30, 2013 were $120.6 million, or 30.2% of net revenues, compared with $122.7 million, or 28.6% of net revenues, in the first half of 2012.

On a non-GAAP basis, net revenues for the six months ended June 30, 2013 were $397.1 million, compared to $422.3 million for the same period in 2012.  Net income was $14.3 million on a non-GAAP basis, or $0.11 per diluted share, for the six months ended June 30, 2013, compared with net income of $11.1 million, or $0.09 per diluted share, for the same period in 2012.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on August 30, 2013 to shareholders of record as of August 15, 2013.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share.  These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its second quarter results at 8:30 a.m. (Eastern Time) on Friday, July 26, 2013. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 outside of North America, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Manila, Tokyo, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima, Mexico City, Dubai, Dublin, Tel Aviv, and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri Grimmett

Investor Relations Manager

212-968-4167

chris.grimmett@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Agency commissions	$122,476	$123,457	$249,048	$268,037
Principal transactions	51,562	51,964	101,627	114,552
Total brokerage revenues	174,038	175,421	350,675	382,589
Clearing services revenues	39,439	29,635	77,503	57,762
Interest income from clearing services	431	382	1,168	903
Equity in net earnings of unconsolidated businesses	2,300	2,478	5,359	3,898
Software, analytics and market data	21,808	20,468	43,966	40,467
Other income	4,262	9,346	7,999	12,286
Total revenues	242,278	237,730	486,670	497,905

Interest and transaction-based expenses
Transaction fees on clearing services	38,424	28,606	75,332	55,568
Transaction fees on brokerage services	5,335	6,153	11,142	12,278
Interest expense from clearing services	87	158	247	598
Total interest and transaction-based expenses	43,846	34,917	86,721	68,444
Revenues, net of interest and transaction-based expenses	198,432	202,813	399,949	429,461

Expenses
Compensation and employee benefits	134,613	135,650	271,628	291,428
Communications and market data	13,743	15,694	27,330	31,360
Travel and promotion	7,857	9,285	15,918	19,374
Rent and occupancy	7,039	6,884	14,251	13,676
Depreciation and amortization	8,334	9,108	16,642	18,256
Professional fees	6,385	5,377	13,112	11,545
Interest on borrowings	7,175	6,527	14,863	13,342
Other expenses	5,699	6,671	18,523	15,144
Total other expenses	190,845	195,196	392,267	414,125

Income before provision for (benefit from) income taxes	7,587	7,617	7,682	15,336

Provision for (benefit from) income taxes	719	2,282	(4,140)	5,061

Net income before attribution to non-controlling stockholders	6,868	5,335	11,822	10,275

Less: Net income attributable to non-controlling interests	177	15	457	163
GFI’s net income	$6,691	$5,320	$11,365	$10,112

Basic earnings per share	$0.06	$0.05	$0.10	$0.09
Diluted earnings per share	$0.05	$0.04	$0.09	$0.08

Weighted average shares outstanding - basic	118,646,703	117,186,760	117,024,375	116,342,469

Weighted average shares outstanding - diluted	126,603,146	122,978,459	126,080,497	124,164,300

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Agency commissions	61.7%	60.9%	62.3%	62.4%
Principal transactions	26.0%	25.6%	25.4%	26.7%
Total brokerage revenues	87.7%	86.5%	87.7%	89.1%
Clearing services revenues	19.9%	14.6%	19.4%	13.4%
Interest income from clearing services	0.2%	0.2%	0.3%	0.2%
Equity in net earnings of unconsolidated businesses	1.2%	1.2%	1.3%	0.9%
Software, analytics and market data	11.0%	10.1%	11.0%	9.4%
Other income	2.1%	4.6%	2.0%	2.9%
Total revenues	122.1%	117.2%	121.7%	115.9%

Interest and transaction-based expenses
Transaction fees on clearing services	19.4%	14.1%	18.8%	12.9%
Transaction fees on brokerage services	2.7%	3.0%	2.8%	2.9%
Interest expense from clearing services	0.0%	0.1%	0.1%	0.1%
Total interest and transaction-based expenses	22.1%	17.2%	21.7%	15.9%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	67.8%	66.9%	67.9%	67.9%
Communications and market data	6.9%	7.7%	6.8%	7.3%
Travel and promotion	4.0%	4.6%	4.0%	4.5%
Rent and occupancy	3.5%	3.4%	3.6%	3.2%
Depreciation and amortization	4.2%	4.5%	4.2%	4.2%
Professional fees	3.2%	2.7%	3.3%	2.7%
Interest on borrowings	3.6%	3.2%	3.7%	3.1%
Other expenses	2.9%	3.3%	4.6%	3.5%
Total other expenses	96.1%	96.3%	98.1%	96.4%

Income before provision for (benefit from) income taxes	3.9%	3.7%	1.9%	3.6%

Provision for (benefit from) income taxes	0.4%	1.1%	-1.0%	1.2%

Net income before attribution to non-controlling stockholders	3.5%	2.6%	2.9%	2.4%

Less: Net income attributable to non-controlling interests	0.1%	0.0%	0.1%	0.0%
GFI’s net income	3.4%	2.6%	2.8%	2.4%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Brokerage Revenues by Product Categories:
Fixed Income	$48,578	$43,904	$95,320	$105,415
Financial	54,414	47,977	106,330	98,132
Equity	31,106	36,645	64,322	74,178
Commodity	39,940	46,895	84,703	104,864

Total brokerage revenues	$174,038	$175,421	$350,675	$382,589

Brokerage Revenues by Geographic Region:
Americas	$72,704	$71,130	$141,483	$153,206
Europe, Middle East, and Africa	79,912	84,408	169,254	187,016
Asia-Pacific	21,422	19,883	39,938	42,367

Total brokerage revenues	$174,038	$175,421	$350,675	$382,589

	June 30,	December 31,
	2013	2012

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$179,123	$227,441
Cash held at clearing organizations, net of customer cash	53,661	19,636
GFI’s total balance sheet cash	232,784	247,077
Balance sheet cash per share	1.93	2.11

Total assets (1)	1,629,489	1,180,061
Total debt	250,000	250,000
Stockholders’ equity	426,707	425,082

Selected Statistical Data:
Brokerage personnel headcount (2)	1,162	1,188
Employees	2,053	2,062
Broker productivity for the period (3)	$150	$125

(1)                                 Total assets include receivables from brokers, dealers and clearing organizations of $722.3 million and $252.7 million at June 30, 2013 and December 31, 2012, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)                                 Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)                                 Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP revenues	$242,278	$237,730	$486,670	$497,905
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues	319	(1,625)	(650)	(321)
Fair value mark-to-market gain on future purchase commitment	(1,459)	(5,190)	(2,203)	(7,017)
Fair value mark-to-market (gain) loss on warrants on investee shares	—	(188)	22	128
Total Non-GAAP Revenues	241,138	230,727	483,839	490,695

GAAP interest and transaction-based expenses	43,846	34,917	86,721	68,444

Non-GAAP revenues, net of interest and transaction-based expenses	197,292	195,810	397,118	422,251

GAAP other expenses	190,845	195,196	392,267	414,125
Amortization of intangibles	(2,471)	(2,934)	(4,969)	(5,840)
Closure of certain desks in Asia	—	(941)	—	(941)
Writedown of available for sale securities	—	—	—	(2,700)
Expenses from start-up operations	(160)	—	(8,573)	—
Non-GAAP other expenses	188,214	191,321	378,725	404,644

Non-GAAP pre-tax income	9,078	4,489	18,393	17,607

Income tax impact on Non-GAAP items	1,097	(534)	5,164	1,278
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	—	—	2,655	—
Non-GAAP provision for income taxes	1,816	1,748	3,679	6,339

Less: Net income attributable to non-controlling interests	177	15	457	163

GFI’s Non-GAAP net income	$7,085	$2,726	$14,257	$11,105

Non-GAAP diluted net income per share	$0.06	$0.02	$0.11	$0.09

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	7,360	7,830	15,502	16,882
Amortization of prepaid sign-on and retention bonuses	7,278	6,041	13,390	12,636
Depreciation and other amortization	5,863	6,174	11,673	12,416
Total pre-tax adjustments to cash earnings	20,501	20,045	40,565	41,934

Non-GAAP pre-tax cash earnings from ongoing operations	29,579	24,534	58,958	59,541

Non-GAAP provision for income taxes	1,816	1,748	3,679	6,339

Less: Net income attributable to non-controlling interests	177	15	457	163

GFI’s Non-GAAP net cash earnings from ongoing operations	$27,586	$22,771	$54,822	$53,039

Non-GAAP cash earnings per share	$0.22	$0.19	$0.43	$0.43

Weighted average shares outstanding - diluted	126,603,146	122,978,459	126,080,497	124,164,300

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	2Q12	3Q12	4Q12	1Q13	2Q13	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$5,335	$(8,805)	$(11,114)	$4,954	$6,868

Plus: Net (income) loss attributable to non-controlling interests	(15)	112	(258)	(280)	(177)
GFI’s net income (loss)	5,320	(8,693)	(11,372)	4,674	6,691

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	(3,128)	6,457	3,013	9,220	1,491

Plus: Interest expense	6,685	6,820	7,098	7,848	7,262

Less: Interest income	(622)	(614)	(849)	(928)	(579)

Plus: Income tax expense (benefit)	2,282	1,638	1,688	(4,859)	719

Plus: Depreciation and amortization expense (excluding intangibles)	6,174	6,324	6,591	5,810	5,863

Plus: Amortization of RSUs	7,830	7,751	7,732	8,142	7,360

Plus: Amortization of prepaid sign-on and retention bonuses	6,041	6,296	6,540	6,112	7,278

Adjusted EBITDA	$30,582	$25,979	$20,441	$36,019	$36,085	$118,524

Weighted average shares outstanding - diluted						126,080,497

Adjusted EBITDA per share (pre-tax)						$0.94